Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                 COMTEX SCIENTIFIC CORPORATION
        (Name of Registrant as Specified In Its Charter)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     1)   Title of each class of securities to which
          transaction applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction
          apples:
     ___________________________________________________________

     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee
          is calculated and state how it was determined):
     ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________

     5)   Total fee paid:
     ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No. :
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                 Comtex Scientific Corporation
                 4900 Seminary Road, Suite 800
                  Alexandria, Virginia  22311


                                             October 28, 1998
Dear Fellow Shareholders:

     You are cordially invited to attend Comtex Scientific
Corporation's Annual Meeting of Shareholders to be held on December 11, 1998 at 11:00 a.m. local time at the Radisson Hotel, 5000 Seminary Road, Alexandria, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) ratification of the appointment of Ernst & Young, LLP as the Company's independent accountants; and
(iii) any other business as may properly come before the meeting. In addition, we will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                   Sincerely,

                                   /S/ C.W. GILLULY


                                   C.W. Gilluly, Ed.D.
                                   Chairman

                                   /S/ CHARLES W. TERRY


                                   Charles W. Terry
                                   President and
                                   Chief Executive Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                  Comtex Scientific Corporation
             Notice of Annual Meeting of Shareholders
                        December 11, 1998

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Comtex Scientific Corporation, a New York corporation (the "Company"), is scheduled to be held on December
11, 1998 at 11:00 a.m., local time, at the Radisson Hotel located at 5000 Seminary Road, Alexandria, Virginia for the following purposes:


     1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To ratify the selection of Ernst & Young, LLP as independent accountants for the Company for fiscal
          1999; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.


     Only shareholders of record at the close of business on October 23, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                   FOR THE BOARD OF DIRECTORS

                                   /S/ S. AMBER GORDON

                                   S. Amber Gordon
                                   Corporate Secretary


Alexandria, Virginia
October 28, 1998

                   Comtex Scientific Corporation
                         PROXY STATEMENT


GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share of Comtex Scientific Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders to be held on December 11, 1998 at 11:00 a.m. local time at the Radisson Hotel, 5000 Seminary Road, Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 11, 1998 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, to approve Proposal No. 2 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Only shareholders of record at the close of business on October 23, 1998 are entitled to notice of and to vote at the Annual Meeting. As of October 23, 1998, 7,912,399 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly
come before the Annual Meeting.   The holders of a majority of
the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Proposal Number 2, the ratification of Ernst & Young, LLP as the Company's independent accountants and all other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October
23, 1998 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex Scientific Corporation, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The shares shown as beneficially owned by Dr. Gilluly include certain options, the exercise of which could result in a change in control of the Company. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

Name and Address of          Amount and Nature of            Percentage
Beneficial Owner             Beneficial Ownership <F1>       of Class
-------------------          -------------------------       ----------
AMASYS Corporation              4,693,940<F2><F3>               59.3%
4900 Seminary Road, St.800
Alexandria, VA  22311

C.W. Gilluly, Chairman          5,281,006 <F3><F4>              49.6%

Erik Hendricks, Director           25,001 <F5>                    *

Robert A. Nigro, Director          89,243 <F5>                   1.1%

Charles W. Terry,
 Director, President
 and Chief Executive Officer      550,183 <F6>                   6.5%

Deborah W. Ikins,
 Vice President, Sales            100,828 <F7>                   1.3%

All Directors and
Executive Officers
 as a group
(9  Persons)                    6,389,278 <F8>                  54.9%
    ________________________

* Less than 1%.


<F1> Beneficial ownership is direct unless otherwise indicated.

<F2> AMASYS Corporation ("AMASYS") succeeded to the assets and liabilities of Infotechnology, Inc. ("Infotech"), effective
     January 2, 1997, which assets included 4,693,940 shares of the Company's Common Stock.

<F3> Includes 2,540,503 shares of the Company's Common Stock which may be acquired by Dr. Gilluly and his wife, Marny (the "Gillulys"), pursuant to a Stock Option Agreement among AMASYS, Pacific Telecommunications Systems, Inc., a wholly owned subsidiary of AMASYS ("PTSI"), and the Gillulys. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F4> Includes 2,540,503 shares which may be acquired pursuant to a Stock Option Agreement between the Company and the Gillulys. Also includes 200,000 shares which may be acquired by Dr. Gilluly upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock
     Option Plan.

<F5> Includes 25,001 shares which may be acquired upon the
     exercise of vested options granted under the Comtex
     Scientific Corporation 1995 Stock Option Plan.


<F6> Includes 524,183 shares which may be acquired upon the
     exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan; 9,000 shares held by Mr. Terry's children under the Uniform Gifts to Minors Act; 5,000 shares held by Mr. Terry's mother, as to which Mr. Terry holds dispositive power; and 12,000 shares held by Mr. Terry's wife, as to which he disclaims beneficial ownership.

<F7> Includes 97,333 shares which may be acquired upon the
     exercise of vested options granted under the Comtex
     Scientific Corporation 1995 Stock Option Plan.

<F8> Includes 313,335 shares not reported in Notes (3) through
     (7), above, which may be acquired upon the exercise of vested options granted under the Comtex Scientific
     Corporation 1995 Stock Option Plan.


                          PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information about them are set forth below:

                                   Director
Nominee                  Age       Since            Office Held with Company
-----------              ----      --------         ------------------------
C.W. Gilluly, Ed.D.      52           1992           Chairman of the Board

Erik Hendricks           54           1991           Director

Robert Nigro             49           1991           Director

Charles W. Terry         47           1994           President,Chief Executive Officer
                                                      and Director

     C.W. GILLULY, Ed.D., has served as Chairman of the Board of the Company since June 1992. Dr. Gilluly served as President of the Company from June 1992 until May 1993, and as Chief Executive Officer from June 1992 until September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc., since June 1992. AMASYS holds 4,693,940 (approximately 59%) of the issued and outstanding shares of the Company. 2,540,503 shares of the Company's Common Stock owned by AMASYS are subject to option by Dr. Gilluly. Dr. Gilluly and his spouse (the "Gillulys") also directly own options to acquire an additional 2,540,503 shares of the Company's Common
Stock.   See "Executive Compensation - Board of Directors
Interlocks and Insider Participation."    Dr. Gilluly also is
Chief Executive Officer and Chairman of the Board of Hadron, Inc., a corporation that provides teams of technical professionals to government and commercial clients.

     ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro is an investment banker who specializes in corporate development and turnarounds. In April 1995, Mr. Nigro became Chief Executive Officer of SEI Capital AG. He joined SEI Investments Company, as Senior Vice President in November 1993. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Company. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices. Mr. Nigro also serves as a director of AMASYS.

     CHARLES W. TERRY was appointed President of the Company in August 1994 and director in December 1994. Mr. Terry was
appointed Chief Executive Officer in September 1997.   From
August 1992 until he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and general management at CompuServe, a leading provider of computer-based information and communication services.

Executive Officers

     The following table contains information as of October 23, 1998 as to the executive officers of the Company who are not also directors of the Company:

                           Officer        Office Held
       Name                Since          With Company
         -------           -------        -------------
       Donald E. Ziegler    1996            Senior Vice President and
                                            Chief Financial Officer

       Thomas E. Christian  1996            Vice President and
                                            Chief Information Officer

       Deborah W. Ikins     1996            Vice President, Sales

       Sandra Schulman      1998            Vice President, Marketing

       S. Amber Gordon      1995            Corporate Secretary

     DONALD E. ZIEGLER (49) was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in December 1996. From 1982 through 1996, Mr. Ziegler was an executive officer of Computer Data Systems, Inc. Most recently he served as Treasurer and Secretary, where he directed corporate finance, bank relations, insurance and risk management, financial analysis and tax planning. Mr. Ziegler is a certified public accountant, and prior to 1982, was with the public accounting firm of Price Waterhouse Coopers LLP.

     THOMAS E. CHRISTIAN (38) joined the Company as Vice President and Chief Information Officer in December 1996. From 1994 through 1996, Mr. Christian was the Director of Management and Marketing Information Systems for the National Association of Broadcasters, and from 1990 through 1994, he worked in various technical management positions for the American Red Cross.

     DEBORAH W. IKINS (41) joined the Company in 1993 and was appointed Vice President of Sales in December 1996. From 1991 until 1993, Ms. Ikins was with Micro Research Industries, a division of Telecommunications Industries, Inc., in various sales and customer service management positions. Prior to Micro Research, Ms. Ikins served in customer service management positions with Basis, Inc., a financial database management company.

     SANDRA SCHULMAN (48) joined the Company in March 1998 as Director of Marketing and was appointed Vice President of Marketing in September 1998. In 1996 and 1997, Ms. Schulman was Vice President, Sales & Marketing of NewsNet, Inc. Ms. Schulman was with Gaylord Information Systems from 1989 to 1996 serving as Northeast Sales Manager and Director of Marketing. Prior to Gaylord, Ms. Schulman served in various sales and sales management positions with CLSI, Inc., a library software manufacturer, and Brodart, Inc., a library services company.

     S. AMBER GORDON (44) was appointed Corporate Secretary of the Company in May 1996. Ms. Gordon is Executive Vice President and Corporate Secretary of Hadron, Inc., which she joined as Vice President in May 1991. Ms. Gordon receives no compensation from the Company but receives compensation from Hadron, Inc., who invoices the Company for time devoted by Ms. Gordon to the Company's affairs.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors

     The Board of Directors held a total of four meetings during the Company's fiscal year ended June 30, 1998. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors.

     During fiscal year 1998, the Board of Directors' Audit Committee was comprised of Messrs. Hendricks and Nigro. The Audit Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal 1998.

     The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), which held two meetings in fiscal 1998, is comprised of Messrs. Hendricks and Nigro. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the administration of the Company's 1995 Stock Option Plan.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                         PROPOSAL NO. 2
           RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young, LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending June 30, 1999. Although action by the shareholders in this matter is not required, the Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
OF ERNST & YOUNG, LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY
FOR FISCAL YEAR 1999.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid by the Company to its Chief Executive Officer, President and the other executive officer of the Company who received total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1998:

                        Annual Compensation                Long-Term
                                                          Compensation
                                                             Awards

Name and                Fiscal                            Stock Options      All Other
Principal Position      Year    Salary($)       Bonus($)  Granted          Compensation
------------------      ------  ---------       --------  -------------    --------------

C.W. Gilluly, <F1>       1998    $ 56,082           -        -                  -
 Chairman                1997    $ 49,504           -        -                  -
                         1996         -             -        200,000<F4>        -

Charles W. Terry <F2>    1998    $141,854        $77,012      70,000<F4>        -
President and            1997    $133,375        $84,115     127,175<F4>        -
Chief Executive Officer  1996    $125,060        $18,325     392,733<F4>        -

Deborah W. Ikins <F3>    1998    $114,611 <F5>   $11,205      33,000<F4>        -
Vice President, Sales    1997    $ 87,326 <F5>   $ 6,250      80,000<F4>        -


<F1> Dr. Gilluly served as President of the Company until May
     1993 and continues to serve the Company as its Chairman. He served as Chief Executive Officer from June 1992 to September 1997. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

<F2> Mr. Terry was appointed President of the Company in August,
     1994.  He was appointed Chief Executive Officer in
     September 1997.

<F3> Ms. Ikins was appointed Vice President, Sales in December,
     1996.

<F4> Options granted pursuant to the Company's 1995 Stock Option
     Plan.  See "Executive Compensation - Stock Option Grants."

<F5> In fiscal years 1998 and 1997, Ms. Ikins earned base
     salaries of $81,923 and $68,096, respectively. She earned commissions of $32,688 and $19,230 respectively in fiscal years 1998 and 1997, based on the Company's achieving or exceeding certain targeted revenue goals.


Stock Option Grants

     The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1998.

Option Grants in Fiscal Year 1998

                               % of
                               Total
                  Number of    Options                                     Potential
                  Shares       Grant to                        Realiazable Value at Assumed
                  Underlying   Employees                       Annual Rates of Stock Price
                  Options      in Fiscal  Exercise Expiration  Appreciation for Option Term <F1>
Name              Granted (#)  Year       Price    Date             5%                10%
----------------  -----------  ---------  -------- ---------- ----------------------------------
C.W. Gilluly           -          -          -         -              -                    -

Charles W. Terry   70,000<F2>   24.6%      $.22      09/15/2007    $9,685             $24,544

Deborah W. Ikins   33,000<F2>   11.6%      $.22      09/15/2007    $4,566             $11,571
_______________________________

<F1>
 Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.

<F2>
 Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date. The option exercise price is 100% of the fair market value on the date of grant. Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.


Year-End Option Values

 The following table sets forth certain information regarding the value of unexercised options held by the named executive officers as of June 30, 1998.

                  Fiscal Year-End Option Values

                       Number of Shares                                Value of Unexercised
                      Underlying Unexercised                           In-the-Money Options
                     Options at June 30, 1998                            at June 30, 1998<F1>
                  ---------------------------------                -----------------------------
Name              Exercisable         Unexercisable                Exercisable     Unexercisable
----------------  -----------         -------------                -----------     -------------
C.W. Gilluly       2,740,503                 -                      $ 665,942            -

Charles W. Terry     500,850             89,058                     $ 111,277        $12,227

Deborah W. Ikins      86,333             48,667                     $  15,458        $ 7,087
__________________________

<F1>  Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1998, which was $.343 per share. Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

Stock Option Plan

 In October 1995, the Board of Directors approved the Comtex Scientific Corporation 1995 Stock Option Plan, which was approved by shareholders in December 1995. The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees.

Compensation of Directors

 During fiscal year 1998, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $400 for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for special assignments during fiscal year 1998.

Employment Agreements

 The Company has an employment contract with Mr. Terry, who
was appointed President of the Company in August, 1994. Under the terms of an agreement dated October 1, 1998, Mr. Terry is employed for a one-year period, subject to renewal at the Company's discretion, for two additional one-year terms. The agreement provides that Mr. Terry is to be paid an initial base salary of $152,900, subject to annual increases in salary commensurate with annual increases awarded to other executive officers of the Company. Mr. Terry is entitled to receive six months severance pay in the event the Company terminates his employment or determines not to renew his employment agreement, unless his termination is for reasons of gross negligence, willful misconduct, the commission of a felony, or a crime of
moral turpitude.   Mr. Terry is eligible to receive a bonus based
upon the achievement of specified annual gross revenue and net income goals, and to participate in the Company's Stock Option Plan.

Board of Directors Report on Executive Compensation

 General. The Company believes its compensation policies are designed to provide competitive levels of compensation that integrate salary with the Company's annual and long-term quantitative and qualitative performance factors, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

 The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.

 The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value and therefore uses its Stock Option and Stock Purchase Plans to recruit and retain senior management.


1998 Compensation for the Chairman

 Dr. Gilluly, the Company's Chairman, served as Chief
Executive Officer until September 1997, and received $56,082 for his services during fiscal 1998. In 1997, Dr. Gilluly received $49,504 for his services. The Company has agreed to compensate Dr. Gilluly for his continuing services as Chairman, at the rate of $60,500 for fiscal 1999. Dr. Gilluly does not have an employment agreement or severance agreement with the Company. In 1995, the Committee granted Dr. Gilluly non-qualified stock options, which are now fully vested, under the 1995 Stock Option Plan to purchase a total of 200,000 shares of the Company's Common Stock at the market price on the date of grant. No subsequent grants of options have been made to Dr. Gilluly.

1998 Compensation for the President and Chief Executive Officer

   Mr. Terry was appointed President of the Company in August 1994 and was appointed Chief Executive Officer in September, 1997. In October, 1998, the Company and Mr. Terry renewed a 1994 agreement regarding the terms of Mr. Terry's employment. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 1998 was determined by the terms of his earlier employment agreement. The Compensation Committee believes that Mr. Terry's employment agreement follows the Company's compensation goals and bases his compensation upon both objective quantitative performance factors (a bonus based upon his meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).


     Submitted by the Compensation and Stock Option Committee

                         Erik Hendricks
                         Robert A. Nigro

Board of Directors Interlocks and Insider Participation

   General.   Dr. Gilluly serves as Chairman of the Board of the
Company.  Dr. Gilluly also serves as Chairman and Chief Executive
Officer of AMASYS, the Company's majority (approximately 59%) shareholder.

   AMASYS, in addition to being the Company's majority shareholder, is also the majority shareholder (approximately 82%) of Telecommunications Industries, Inc. ("TII"), which has ceased to conduct business operations. Dr. Gilluly was Chairman and Chief Executive Officer of TII. Dr. Gilluly is also Chairman and Chief Executive Officer of Hadron, Inc., of which AMASYS owns approximately 12% of the outstanding shares. During fiscal year 1998, the following related party transactions occurred.

Corporate Services Provided by/to Hadron, Inc.

     The Company contracts with Hadron, Inc. for corporate and shareholder services. Charges for such services are based on time and material expended by Hadron personnel in providing such services and amounted to approximately $27,000 for the fiscal year ended June 30, 1998. Hadron subleases office space from the Company at the rental rate paid by the Company to its landlord and also shares certain office-related expenses. Total service charges to Hadron during the fiscal year ended June 30, 1998 amounted to approximately $30,000.

Administrative Services Provided by/to AMASYS Corporation.

     The Company performed certain general and administrative services for AMASYS for which the Company billed AMASYS approximately $4,000 during the fiscal year ended June 30, 1998.

Note Payable

     In connection with an office lease, the Company executed a demand note bearing interest at eleven and one half percent (11.5%) per annum in the amount of $147,422 payable to Dr. Gilluly (the "Gilluly Note"), collateralized by the Company's accounts receivable, now existing and in the future arising, and all proceeds of those accounts. Approximately $4,000 and $14,500 of interest expense was incurred on the Gilluly Note during the years ended June 30, 1998 and 1997, respectively. In September 1997, the Company repaid all principal and interest amounts due on the Gilluly Note.

Acquisition and Divestiture of Micro Research Industries

     During fiscal year 1995 the Company acquired certain assets and assumed certain liabilities of Telecommunications Industries, Inc. ("TII") representing substantially all the assets of TII's sole operating division, Micro Research Industries ("MRI") (the "Acquisition"). MRI provided sales, leasing and maintenance support of computer hardware and software primarily to the U.S. House of Representatives. At the time of the Acquisition, AMASYS was a majority stockholder of both the Company and of TII, and C.W. Gilluly served as the Chairman and Chief Executive Officer of the Company, AMASYS and TII.

     The terms of the Acquisition, through a related Put Agreement (the "Put"), provided that the Company could, upon the failure of certain conditions, require TII to repurchase all or any portion of the assets acquired and to assume the liabilities related to MRI. On March 25, 1996, the Company exercised the Put and transferred to TII all the assets and liabilities associated with MRI.

     In connection with the Acquisition, the Company entered into a $1 million secured credit facility with Princeton Capital Finance Company, LLP ("PrinCap"). As partial consideration for the agreement by the Gillulys to personally guarantee the PrinCap financing and to make certain loans to TII prior to the PrinCap financing, AMASYS and Pacific Telecommunications Systems, Inc. ("PTSI"), its wholly-owned subsidiary, granted an option to the Gillulys, expiring on February 20, 2002, to purchase 2,540,503 shares of common stock of the Company owned by AMASYS and PTSI at an exercise price of $.10 per share.

     The Acquisition required the Company to grant to the Gillulys an option (the "Gilluly Option") to acquire 2,540,503 shares of the Company's common stock at an exercise price of $.10 per share. The Gilluly Option expires on February 20, 2002.

     Shortly after the Company exercised the Put, TII sold to a third-party the MRI assets that the Company had transferred to TII, which sale PrinCap claimed represented an event of default under the PrinCap Financing Agreement. In July, 1996, the Company and PrinCap consolidated the amount outstanding under the PrinCap Financing Agreement into a single note collateralized by MRI receivables from the U.S. House of Representatives which had been pledged to PrinCap.

     In August, 1997, TII settled the MRI amounts due from the House of Representatives and paid the final amounts due to PrinCap, which released the Company from all obligations under the PrinCap Financing Agreement and TII from its related indemnification of the Company.

     The Acquisition also provided for the restructuring of the Company's previously matured promissory notes to Infotech (the "Infotech Notes"), and allowed the Company to either seek indemnification from TII or reduce the amount of the Company's indebtedness under the Infotech Notes for costs or liabilities incurred by the Company in connection with the MRI business.

     The then outstanding $889,435 principal was rolled into a 10% Senior Subordinated and Secured Note due July 1, 2002 (the "AMASYS Note"), subject to future reduction or increase under certain circumstances. In fiscal year 1996, the Company reduced by approximately $31,000 the amount it owed under the AMASYS Note for rent paid to TII's landlord on behalf of TII. At June 30, 1997, the AMASYS Note was further reduced by approximately $125,000 in final resolution of the amounts due from TII not recovered through collection of the MRI receivables, decreasing the Note to $732,872. The AMASYS Note is secured by a continuing interest in all receivables, products and proceeds thereof, all purchase orders and all patents then or in the future held by the Company, and is subordinated to all Senior Indebtedness.
Interest on the note was $73,284, $89,600 and $104,531 for the years ended June 30, 1998, 1997 and 1996, respectively.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and
Insider Participation."


                        PERFORMANCE GRAPH

     Applicable federal securities laws require the Company to present in this Proxy Statement a five-year performance graph comparing the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of peer issuers or certain other benchmarks. Trading of the Company's Common Stock, since it was delisted from the Nasdaq Stock Market in October 1990, has been limited. The Company believes the low trading volume of the Company's Common Stock during fiscal years 1993 through 1996, and lack of reliable information regarding such trading in fiscal years 1993 through 1996, make any performance graph based on information available to the Company potentially misleading. The Company therefore has omitted the performance graph from this Proxy Statement.


                  COMPLIANCE WITH SECTION 16(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1997 and ended June 30, 1998, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.

                      SHAREHOLDER PROPOSALS
     Proposals of shareholders of the Company that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than July
10, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                          ANNUAL REPORT

          A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

     The Company will furnish any exhibit described in the list accompanying the 1998 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.

                          OTHER MATTERS
     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                 By Order of the Board of Directors



                                        S. Amber Gordon
                                        Corporate Secretary

Date: October 28, 1998

                         APPENDIX A


    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                COMTEX SCIENTIFIC CORPORATION
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                      DECEMBER 11, 1998

         The undersigned appoints Donald E. Ziegler and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Comtex Scientific Corporation on December 11, 1998, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy
Statement:

1.  ELECTION OF DIRECTORS

    [  ]  FOR the FOUR nominees listed below
          (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

         C.W. Gilluly, Erik Hendricks, Robert A. Nigro
                     and Charles W. Terry


INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

_____________________________________________________________
2. Proposal to ratify the selection of Ernst & Young, LLP as independent accountants for the Company for fiscal year 1999.

    [  ]  FOR this proposal
    [  ]  AGAINST this proposal
    [  ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                       PLEASE DATE, SIGN AND RETURN
                       PROXY PROMPTLY
                       Receipt of Notice of Annual
                       Meeting and Proxy Statement
                       is hereby acknowledged

                       -------------------------------
                       Shareholder's Signature

                       -------------------------------
                       Joint Holder's Signature (If applicable)

                       Date:

     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 2 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear(s) above.